Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2023, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-268607) and related prospectus of Scilex Holding Company for the registration of up to 28,078,672 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

March 13, 2023

S-1